Exhibit 99.1

U.S. Auto Parts Appoints Lev Peker to Chief Executive Officer

CARSON, Calif. — November 28, 2018 — U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, has appointed Lev Peker as director and chief executive officer, succeeding Aaron Coleman effective January 2, 2019.

Peker brings considerable marketing and operational expertise to U.S. Auto Parts, having previously served as chief marketing officer of Adorama, a leading online destination for photography, imaging, audio and consumer electronics, as well as senior director and general manager of e-commerce strategy and operations at Sears.

This will be Peker’s second stint with U.S. Auto Parts, having previously held various managerial positions on the finance and online marketplace teams from 2008 to 2014.

U.S. Auto Parts Chairman Barry Phelps commented: “Lev has a strong track record of driving growth through both traditional and digital marketing channels. During his time at Adorama, he was instrumental in improving the company’s visibility across retail, online, mobile and social media channels, while also serving as the architect behind the company’s content strategy and marketing campaigns to boost traffic and conversion. Given his previous tenure with U.S. Auto Parts, his familiarity of our business and competitive dynamics will enable him to hit the ground running.”

“I would like to thank Aaron Coleman for his many years of service to U.S. Auto Parts. He has been an exceptional executive for our company for more than 10 years, and we wish him all the best in his future endeavors.”

Peker commented on his appointment: “U.S. Auto Parts has been serving customers for more than 20 years and has established itself as one of the premier online providers of aftermarket auto parts. We have a strong foundation to build on with millions of orders every year across a diversified range of sales channels, including several owned and operated e-commerce sites and multiple online marketplaces like eBay, Amazon and Wal-Mart. I look forward to leveraging my e-commerce and marketing experience to return U.S. Auto Parts to growth and maximize shareholder value.”

About U.S. Auto Parts

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its appointment of a new Chief Executive Officer, its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of any intellectual property issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact

U.S. Auto Parts Network, Inc.

Neil Watanabe, Chief Financial Officer

424-702-1455 x127

nwatanabe@usautoparts.com

Investor Relations

Liolios

Sean Mansouri or Cody Slach

949-574-3860

PRTS@liolios.com